EXHIBIT 10.16

                AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE
                      TO KEVIN T. RYAN DATED JULY 21, 2004

                        AMENDED AND RESTATED CONVERTIBLE
                                 PROMISSORY NOTE



$5,396,764                      Las Vegas, Nevada                  July 21, 2004

         Crystalix Group International, Inc., a Nevada corporation ("BORROWER"), is indebted to Kevin T. Ryan ("LENDER"), in the amount of Five Million Three Hundred Ninety-Six Thousand Seven Hundred Sixty-Four Dollars ($5,396,764) under the following debt obligations (collectively, the "PRIOR NOTES"):

         o Secured Promissory Note in the stated principal amount of $852,680 dated December 23, 2002;

         o Secured Promissory Note in the stated principal amount of $1,010,000 dated December 1, 2003; and

         o  Revolving Credit Agreement dated December 1, 2003.

         The amounts owed under the Prior Notes, as of the date hereof, are specified in Schedule 1 attached to this Amended and Restated Convertible Promissory Note (this "NOTE"). Borrower and Lender desire to amend and restate the Prior Notes. Lender has also agreed to lend to Borrower an additional $1,500,000, in disbursements requested by Borrower commencing June 1, 2004.

         Now, therefore, it is agreed:

         Crystalix Group International, Inc., a Nevada corporation ("BORROWER"), promises to pay to the order of Lender, c/o Charan Industries, Inc., 400 Post Avenue, Suite 205, Westbury, New York 11590, Attention: Robert McDermott, Five Million Three Hundred Ninety-Six Thousand Seven Hundred Sixty-Four and 00/100 Dollars ($5,396,764), with interest on the unpaid principal balance. This Note is a secured obligation of Borrower evidencing the Prior Notes and such additional amounts advanced by Lender to Borrower commencing June 1, 2004 ("ADVANCES").

         1.   Interest Rate.

              (a) Interest on the unpaid principal balance hereunder shall accrue at the rate of ten percent (10%) per annum (the "INTEREST RATE") from the date hereof. Default interest shall be paid in accordance with Section 6.

              (b) The Interest Rate shall be calculated on the basis of the unpaid principal balance hereunder and the actual number of days elapsed over a 365-day year. Notwithstanding anything contained in this Note to the contrary, if collection from Borrower of interest at the Interest Rate would be contrary to applicable laws, then the Interest Rate in effect on any day shall be the highest interest rate which may be collected from Borrower under applicable laws on such day.


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59081.2
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         2.   Payment Schedule.

              (a) Commencing on August 1, 2004, and continuing on the first day of each month thereafter to and including December 1, 2004, Borrower shall make principal payments to Lender in the amount of $45,000 each.

              (b) On the last day of each month, commencing as of August 31, 2004, and continuing to November 30, 2004, accrued interest shall be added to principal.

              (c) Commencing on January 1, 2005, and continuing on the first day of each month thereafter, Borrower shall make a principal payment in the amount of $174,584, with all accrued and unpaid interest on the amounts outstanding under this Note.

              (d) All outstanding principal and accrued unpaid interest shall be due and payable on July 1, 2007 (the "MATURITY DATE"), as such date may be accelerated pursuant to Section 4.

         3. Amounts due hereunder shall be paid by Borrower to Lender as follows:

              (a) Except as provided below in Section 3(b), all payments (including payment and prepayments of principal of or other amounts in respect of the Advances or fees or other amounts) required under this Note shall be made by the Borrower to the Lender in lawful money of the United States of America and in immediately available funds.

              (b) From time to time, Lender may require Borrower to make any payment of the Convertible Portion (as defined below) of Borrower's obligations under this Note in shares of Common Stock of Borrower ("Common Shares") instead of lawful money of the United States of America and thereby convert all or any part of such Convertible Portion into that number of Common Shares, as is obtained by dividing the dollar amount that Lender elects to convert by the applicable Conversion Price (as defined below).

              (c) Subject to adjustment as provided in this Section, the "CONVERSION PRICE" shall be the lesser of (i) the average closing price of the Common Shares for the five (5) business days immediately prior to Lender's delivery of notice of conversion, or (ii) the lowest closing price of the Common Shares for the ten (10) business days immediately prior to the date of this
Note, which Borrower represents and warrants to Lender is $0.08. The "CONVERTIBLE PORTION" means (w) any payment of principal, interest, and any other amounts payable to Lender hereunder when due, (x) any prepayment tendered by Borrower under Section 8 of this Note, (y) all or any portion of the entire amount of Borrower's obligations under this Note, upon a sale of fifty-one percent (51%) or more of the outstanding Common Stock of Borrower or a sale of all or substantially all of Borrower's assets, or (z) if an Event of Default (as defined below) occurs, a portion of Borrower's obligations under this Note not exceeding One Million Dollars ($1,000,000); PROVIDED, HOWEVER, that upon the occurrence of a second Event of Default while the first Event of Default remains uncured, the entire amount of principal, interest and any other amounts payable by Lender hereunder shall be the Convertible Portion.

              (d) Within ten (10) days after delivery to Borrower of a notice of conversion with respect to that portion of the outstanding and unpaid principal or interest that Lender wishes

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59081.2
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to convert,  Borrower shall (i) denote in its corporate records the ownership by
Lender of the Common Shares so purchased, and (ii) unless this Note has been fully repaid or converted in full, issue to Lender a new Note, in identical form hereto and duly executed by Borrower, representing the portion of the Debt that has not been converted or repaid.

              (e) If Borrower shall (i) declare a dividend or make a distribution payable in Common Shares, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of Common Shares, or (iii) combine its outstanding Common Shares into a smaller number of Common Shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, or reclassification shall be proportionately reduced in the case of any increase in the number of Common Shares outstanding, and increased in the case of any reduction in the number of Common Shares outstanding, so that Lender shall be entitled to receive the kind and amount of Common Shares which Lender would have owned or have been entitled to receive had this Note been converted into Common Shares immediately prior to such time and had such Common Shares received such dividend or other distribution or participated in such subdivision, combination, or reclassification. Such adjustment shall be effective as of the record date for such dividend or distribution or the effective date of such combination, subdivision or reclassification and shall be made successively whenever any event listed above shall occur.

              (f)   Whenever  the  Conversion  Price is adjusted  as provided in
Section 3(d), Borrower shall promptly deliver to Lender written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

              (g)   In the event of any consolidation or merger of Borrower with or into any other Person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares), or in the event of any sale or transfer of all or substantially all of the assets of Borrower or the reclassification of the Common Shares into another form of capital stock of Borrower, whether in whole or in part, this Note shall thereafter be convertible, in lieu of the Common Shares otherwise purchasable and receivable upon conversion of this Note, into the kind and amount of stock and other securities and property or cash which Lender would have been entitled to receive upon such consolidation, merger, sale, transfer or reclassification if Lender had held the Common Shares issuable upon the conversion of this Note immediately prior to such consolidation, merger, sale, transfer or reclassification. The provisions of this Section 3 shall similarly apply to successive reclassification and changes of Common Shares of capital of Borrower and to successive consolidations, mergers, sales, transfers or reclassifications.

              (h) Borrower shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of common stock, solely for the purpose of issue upon conversion of this Note as herein provided, such number of Common Shares as shall then be issuable upon the conversion of this Note. Borrower covenants that all Common Shares which shall be so issuable shall, upon issuance, be duly and validly issued and fully paid and non-assessable. Borrower shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Shares if at any time the authorized amount of its

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59081.2
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Common  Shares  remaining  unissued  shall  not  be  sufficient  to  permit  the conversion of all Notes at the time outstanding.

         4. This Note is secured by that certain Security Agreement dated December 23, 2002, as amended ("SECURITY AGREEMENT") encumbering certain "PROPERTY," as such term is defined in the Security Agreement. This Note, together with the Security Agreement and any other documents, agreements or instruments relating to the loan evidenced by this Note, or securing this Note and the Property, shall be collectively referred to as the "OBLIGATIONS."

         5. Upon any Event of Default, as such term is defined in this Section 5, Lender may accelerate the loan evidenced by this Note and declare the entire principal balance of the Note immediately due and payable, and shall have the rights provided herein and by applicable law. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" under this Note:

              (a) Borrower fails to make any payment of interest or principal within five (5) days after the date when due under the Obligations.

              (b) Any Event of Default occurs under that certain Promissory Note dated July 21, 2004 executed by Borrower in favor of Ryan Capital Management, Inc. in the stated principal amount of Four Hundred Fifty-Two Thousand One Hundred Thirty-Seven Dollars ($452,137); that certain Promissory Note dated August 1, 2004 executed by Borrower in favor of McCary & Rood in the stated principal amount of Two Hundred Eighty Thousand Dollars ($280,000); or that certain Promissory Note dated August 1, 2004 executed by Borrower in favor of McCary & Rood in the stated principal amount of Two Hundred Fourteen Thousand Thirty-Seven Dollars ($214,037).

              (c) The dissolution of Borrower, whether pursuant to any applicable laws, or otherwise, or the sale, transfer or conveyance by Borrower of fifty percent (50%) or more of the outstanding voting interests of stock of Borrower or the equity interest in Borrower to any person or entity.

              (d) Borrower commences a case or other proceeding, or if an involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to its debts under any bankruptcy, insolvency or other similar debtor relief law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and any such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

              (e) Borrower subordinates the Security Agreement to any other security interest that may hereafter be placed upon the Property.

              (f) Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due.

              (g) Any Transfer of Interest (as defined in the Security Agreement) occurs.


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59081.2

              (h) A notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of the Borrower's assets by any federal, state, local department or agency, and such lien, levy or assessment is not released or paid within a reasonable period of time but in no event longer than twenty (20) days from the date such lien, levy or assessment is filed.

              (i) Lender, in good faith, believes the prospect of payment or performance by Borrower under this Note or any other Obligations is impaired and if Borrower is unable or unwilling to provide adequate written assurances to Lender of its ability to fully perform under this Note within thirty (30) days following delivery of written notice.

              (j) Any representation or warranty of Borrower in the Obligations is not materially true, correct and complete, or if any material statement, report or certificate made or delivered by Borrower or its officers, employees or agents is not true, correct and complete when made.

              (k) Any Event of Default not otherwise described in this Section 5 occurs under the Obligations, and said default is not cured within five (5) days after the date of written notice sent by Lender to Borrower at the address set forth herein notifying Borrower of the default.

         6. If any Event of Default shall occur, the total of the unpaid balance of principal and the accrued unpaid interest (past due interest being compounded) shall then begin accruing interest at the rate stated in the first paragraph above plus eight percent (8.00%) per annum (the "DEFAULT RATE"), until such time as all past due payments and accrued interest are paid. Borrower acknowledges that the effect of this Default Rate provision could operate to compound some of the interest obligations due, and Borrower hereby expressly assents to such compounding should it occur.

         7.   Borrower:

              (a) waives demand, diligence, presentment for payment, protest and demand, notice of extension, dishonor, protest, demand and non-payment of this Note; and

              (b) agrees that Borrower will pay any collection expenses, court costs and actual attorney's fees which may be incurred by Lender in the collection or enforcement of this Note or any part of the Obligations.

         8. Borrower can prepay any principal amounts due under this Note. Any such prepayment shall be in an amount equal to 110% of the amount that Borrower would otherwise be obligated to pay (i.e., if Borrower intended to prepay $1,000.00 of principal, Borrower shall make a payment of $1,100.00). Such excess amount shall not be applied to the outstanding principal balance of the loan, but rather shall be retained by Lender to compensate Lender for administrative expenses and to compensate Lender for the reduction in Lender's expected return on the loan. At the time of any prepayment, Borrower shall also pay the Lender all accrued and unpaid interest. Such an optional prepayment shall not either constitute a credit on the next installment becoming due and payable as herein above provided, nor postpone the due date thereof.


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59081.2

         9. If Borrower, or its successor in interest, shall sell, convey or alienate the Property encumbered by the Security Agreement securing payment hereof, or any part hereof, or any interest therein, or shall be divested of its title or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the written consent of the holder of this Note being first had and obtained, the holder of this Note shall have the right, at its option, to declare any indebtedness or obligation secured by the Security Agreement, irrespective of the maturity date specified in this Note or any other Note evidencing the same to be immediately due and payable.

         10. This Note shall be construed according to the laws of the State of Nevada.

         11. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to Borrower:           Crystalix Group International, Inc
                                   5275 South Arville Street, Suite B116
                                   Las Vegas, Nevada  89118
                                   Attn:  Kevin T. Ryan, President
                                   Fax No.:  (702) 740-4611

         If to Lender:             c/o Charan Industries, Inc.
                                   400 Post Avenue, Suite 205
                                   Westbury, NY  11590
                                   Attn:  Robert McDermott
                                   Fax. No.:  (516) 747-6551

         with a copy to:           Snell & Wilmer L.L.P.
                                   3800 Howard Hughes Parkway, Suite 1000
                                   Las Vegas, Nevada  89109
                                   Attn:  Stephen B. Yoken, Esq.
                                   Fax No.:  (702) 784-5252

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date first set forth above.

                                         BORROWER:

                                         Crystalix Group International, Inc.

                                         By: /s/ KEVIN T. RYAN
                                            ------------------------------------
                                            Kevin T. Ryan, President

                                         By: /s/ PATTY HILL
                                            ------------------------------------
                                            Patty Hill, Secretary





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59081.2
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                                   SCHEDULE I

                   Debt Under Prior Notes as of July 21, 2004
                              With Additional Loan

   PRIOR NOTE               PRINCIPAL           Interest to         TOTAL
                                               JULY 21, 2004

December 23, 2002           $  852,680            $135,773        $  988,454
December 1, 2003            $1,010,000            $ 90,267        $1,100,267
Revolving Credit            $1,766,500            $ 41,544        $1,808,044
 Agreement
Additional Loan             $1,500,000              - 0 -         $1,500,000
-----------------------------------------------------------------------------

Total                       $5,129,180            $267,584        $5,396,764




























59081.2